UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2026

ZOOMCAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40964	99-0431609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anjaneya Techno Park, No.147, 1st Floor Kodihalli, Bangalore, India	560008
(Address of principal executive offices)	(Zip Code)

+918048821871

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NA	NA	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01  Other Events.

On March 11, 2026, Zoomcar Holdings, Inc. (the "Company") terminated, in its entirety, the offer to exchange (the "February Offer") previously commenced on February 27, 2026, pursuant to which the Company had offered to eligible holders of its outstanding common stock purchase warrants issued as of February 26, 2026, under that certain Securities Purchase Agreement dated February 25, 2026 (the "Warrants"), the opportunity to exchange such Warrants for shares of the Company's common stock, par value $0.0001 per share, at an exchange ratio of 20,000 shares per Warrant.

The Company has determined to terminate the February Offer and to consolidate the exchange of the Warrants into the Company's previously commenced offer to exchange filed on Schedule TO on January 23, 2026, as amended (the "January Offer"). In connection with the consolidation, the Company is filing concurrently herewith an amendment to the January Offer Schedule TO in order to add the Warrants as eligible securities and the holders thereof as eligible participants under the January Offer.

As a result of the termination of the February Offer: (i) the February Offer is withdrawn in its entirety and no Warrants will be accepted for exchange thereunder; (ii) no shares of Common Stock will be issued in connection with the February Offer; and (iii) all outstanding Warrants continue to remain outstanding in accordance with their original terms and conditions and will be eligible for participation in the January Offer as described in the January Offer materials, as amended. As of the termination of the February Offer, an aggregate of 493 Warrants had been validly tendered and not validly withdrawn. In accordance with the terms of the Offer and applicable law, all Warrants previously tendered and not withdrawn will be promptly returned to the respective tendering holders, and no shares of Common Stock will be issued in connection with the terminated Offer. Upon such return, holders will retain all rights under the original terms of their Warrants, and no further action is required by any holder in connection with the terminated Offer.

Amendment No. 1 to the February Offer Schedule TO, reporting the termination of the February Offer, has been filed with the SEC concurrently herewith. The Company has provided or is providing written notice of the termination and the consolidation into the January Offer to all eligible Warrant holders.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2026	Zoomcar Holdings, Inc.

	By:	/s/ Shachi Singh
	Name:	Shachi Singh
	Title:	Chief Legal Officer

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